AZZ Inc. Announces the Divestiture of its Nuclear Logistics LLC Operating Business to Paragon Energy Solutions

Paragon to acquire business with more than 100 employees and assumes a
200,000 square foot facility located in Ft. Worth, Texas

February 11, 2020 FORT WORTH, TX - AZZ Inc. (NYSE:AZZ), a global provider of metal coating services, welding solutions, specialty electrical equipment and highly engineered services, today announced that it has entered into an agreement to divest its Nuclear Logistics LLC (“NLI”) operating business unit to Paragon Energy Solutions, LLC (“Paragon”). Terms of the transaction were not disclosed, and are subject to customary closing terms and conditions, including obtaining consents on certain governmental contracts. The transaction is expected to close by the end of the fourth quarter of AZZ’s fiscal year 2020. Upon closing of the transaction, the Company expects to record a one-time, non-cash charge related to the divestiture of NLI which would be moderately offset by the realization of deal-related tax benefits to the current fiscal year 2020.

Tom Ferguson, Chief Executive Officer of AZZ, commented, “We are pleased to have reached an agreement to divest the NLI business with Paragon. I am convinced that Paragon will be a great partner to the NLI customer base, as well as a good employer for NLI’s work force. We were successful in improving NLI operational performance, but based upon a strategic review of our assets and product portfolio, we believe the divestment of NLI and redeployment of capital into our metal coatings business segment creates greater growth opportunities for AZZ. We will work with the Paragon team to affect a seamless transition and to ensure NLI’s customers receive the industry-leading service they deserve.”
“I anticipate our fiscal year 2020 operating results will remain within the range of the previously issued revenue and earnings guidance, without the effects of the potential non-cash charge and related tax benefits. Additionally, we are maintaining our recently issued guidance for fiscal year 2021 and will provide an update, if necessary, concluded Mr. Ferguson.
About Paragon

For over 20 years Paragon has provided an unmatched commitment to the nuclear industry’s most difficult challenges with customized solutions. Dedicated to quality, safety, and reliability, Paragon prides itself on delivering premium products and services including repair of I&C equipment, reverse engineered products, solving obsolescence, commercial grade dedication / qualification, just-in-time inventory, and innovative supply chain solutions. Paragon is committed to the nuclear industry and providing support to nuclear energy facilities worldwide.

About AZZ Inc.

AZZ Inc. is a global provider of metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services to the power generation, transmission, distribution and industrial markets. AZZ Metal Coatings is a leading provider of metal finishing solutions for corrosion protection, including hot dip galvanizing to the North American steel fabrication industry. AZZ Energy is dedicated to delivering safe and reliable transmission of power from generation sources to end customers, and automated weld overlay solutions for corrosion and erosion mitigation to critical infrastructure in the energy markets worldwide.

Safe Harbor Statement

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. This release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and response to products and services offered by AZZ, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the metal coatings markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the political stability and economic conditions of the various markets that AZZ serves, foreign and domestic, customer requested delays of shipments, acquisition opportunities, currency exchange rates, adequacy of future financing, and availability of experienced management and employees to implement AZZ’s growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2019 and other filings with the SEC, available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
Paul Fehlman, Senior Vice President –Finance and CFO
AZZ Inc. 817-810-0095
Internet: www.azz.com

Lytham Partners
602-889-9700
Joe Dorame, Robert Blum or Joe Diaz
Internet: www.lythampartners.com

Heather Born
Vice President, Human Resources
Paragon 865-218-8262
hborn@paragones.com